Exhibit 1.1
1,600,000 Depositary Shares Each Representing a 1/1,000th Interest in a Share of 6.450% Fixed Rate Reset Noncumulative Preferred Shares, Series E (par value $1.66 2/3 per share)
AMERICAN EXPRESS COMPANY
UNDERWRITING AGREEMENT
New York, New York
August 5, 2026

Barclays Capital Inc.
BofA Securities, Inc.
Citigroup Global Markets Inc.
Deutsche Bank Securities Inc.
Mizuho Securities USA LLC
RBC Capital Markets, LLC
Wells Fargo Securities, LLC

As Representatives of the several Underwriters named in Schedule II hereto

c/o Barclays Capital Inc.
745 Seventh Avenue
New York, New York 10019

Ladies and Gentlemen:
American Express Company, a corporation organized under the laws of New York (the “Company”), proposes to sell to the several underwriters named in Schedule II hereto (the “Underwriters”), for whom you (the “Representatives”) are acting as representatives, 1,600,000 depositary shares (the “Depositary Shares”), each representing a 1/1,000th interest in a share of 6.450% Fixed Rate Reset Noncumulative Preferred Shares, Series E (the “Preferred Shares”), of the Company. The Preferred Shares shall have the rights, powers and preferences set forth in the certificate of amendment relating thereto, to be filed with the Secretary of State of the State of New York on or prior to August 12, 2026 (the “Certificate of Amendment”). The Preferred Shares represented by the Depositary Shares are to be deposited by the Company against delivery of depositary receipts evidencing the Depositary Shares (the “Depositary Receipts”) that are to be issued by Computershare Inc. and its wholly-owned subsidiary, Computershare Trust Company, N.A., as Depositary (together, the “Depositary”), under a Deposit Agreement, to be dated as of August 12, 2026 (the “Deposit Agreement”), among the Company, the Depositary, Computershare Trust Company, N.A. as registrar and transfer agent, Computershare Inc. as calculation agent and the holders from time to time of the Depositary Receipts issued thereunder. Any reference herein to the Registration Statement, the Base

Prospectus, any Preliminary Prospectus or the Final Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Exchange Act on or before the Effective Date of the Registration Statement or the issue date of the Base Prospectus, any Preliminary Prospectus or the Final Prospectus, as the case may be; and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Final Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date of the Registration Statement or the issue date of the Base Prospectus, any Preliminary Prospectus or the Final Prospectus, as the case may be, deemed to be incorporated therein by reference. Certain terms used herein are defined in Section 19 hereof.
1.    Representations and Warranties. The Company represents and warrants to, and agrees with, each Underwriter as set forth below in this Section 1.
(a)    The Company meets the requirements for use of Form S-3 under the Act and has prepared and filed with the Commission an automatic shelf registration statement, as defined in Rule 405 (the file number of which is set forth in Schedule I hereto), on Form S-3, including a related Base Prospectus, for registration under the Act of the offering and sale of the Depositary Shares. Such Registration Statement, including any amendments or supplements thereto filed prior to the Execution Time, became effective upon filing. The Company may have filed with the Commission, as part of an amendment to the Registration Statement or pursuant to Rule 424(b), one or more preliminary prospectus supplements relating to the Depositary Shares, each of which has previously been furnished to you. The Company will file with the Commission the Final Prospectus relating to the Depositary Shares in accordance with Rule 424(b). As filed, the Final Prospectus shall contain all information required by the Act and the rules thereunder, and, except to the extent the Representatives shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the Base Prospectus and any Preliminary Prospectus) as the Company has advised you, prior to the Execution Time, will be included or made therein. The Registration Statement, at the Execution Time, meets the requirements set forth in Rule 415(a)(1)(x).
(b)    On each Effective Date, the Registration Statement did, and when the Final Prospectus is first filed in accordance with Rule 424(b) and on the Closing Date (as defined herein), the Final Prospectus (and any supplement thereto) will, comply in all material respects with the applicable requirements of the Act and the Exchange Act and the respective rules thereunder; on each Effective Date and at the Execution Time, the Registration Statement did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and on the date of any filing pursuant to Rule 424(b), as of its date and on the Closing Date, the Final Prospectus (together with any supplement thereto) will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to the information contained in or omitted from the Registration Statement or the Final Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion in the Registration Statement or the Final Prospectus (or any supplement thereto), it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8 hereof.
(c)    As of the Applicable Time, the Disclosure Package, when considered as a whole, did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion therein.
(d)    (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Sections 13 or 15(d) of the Exchange Act or form of prospectus), (iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c)) made any offer relating to the Depositary Shares in reliance on the exemption in Rule 163 and (iv) at the Execution Time (with such date being used as the determination date for purposes of this clause (iv)), the Company was or is (as the case may be) a Well-Known Seasoned Issuer. The Company agrees to pay the fees required by the Commission relating to the Depositary Shares within the time required by Rule 456(b)(1) without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r).
(e)    (i) At the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2)) of the Depositary Shares and (ii) as of the Execution Time (with such date being used as the determination date for purposes of this clause (ii)), the Company was not and is not an Ineligible Issuer, without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an Ineligible Issuer.
(f)    Each Issuer Free Writing Prospectus does not include any information that conflicts with the information contained in the Registration Statement, including any document incorporated therein by reference and any prospectus supplement deemed to be a part thereof that has not been superseded or modified. The foregoing sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with information furnished in writing to the Company by any Underwriter through the Representatives specifically for inclusion therein.
(g)    The consolidated historical financial statements and schedules of the Company included in the Preliminary Prospectus present fairly, and the consolidated historical financial statements and schedules of the Company included in the Final Prospectus will present fairly, in all material respects the financial condition, the results of operations and cash flows of the Company and its consolidated subsidiaries as of the dates and for the periods indicated, comply as to form with the applicable accounting requirements of the Act and have been prepared in conformity with generally accepted accounting principles, applied on a consistent basis throughout the periods involved (except as otherwise noted therein). The interactive data in the eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.
(h)    PricewaterhouseCoopers LLP is an independent registered public accounting firm with respect to the Company within the meaning of the Act and the applicable published rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board.
(i)    The execution and delivery of, and the performance by the Company and its obligations under, this Agreement have been duly and validly authorized by the Company, and this Agreement has been duly executed and delivered by the Company.
(j)    The Certificate of Amendment has been duly and validly authorized by the Company.
(k)    The execution and delivery of, and the performance by the Company and its obligations under, the Deposit Agreement have been duly and validly authorized by the Company, and, at the Closing Date, the Deposit Agreement will have been duly executed and delivered by the Company and, assuming due execution and delivery by the Depositary, will be a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms.
(l)    (i) The deposit of the Preferred Shares by the Company in accordance with the Deposit Agreement has been duly authorized by the Company, (ii) the Preferred Shares have been duly and validly authorized by the Company, and, when the Depositary Shares are issued and delivered to and paid for by the Underwriters pursuant to this Agreement, the Preferred Shares will be fully paid and nonassessable, and (iii) assuming due execution and delivery of the Depositary Receipts and the Deposit Agreement by the Depositary, each Depositary Receipt will be duly and validly issued and will entitle the holder thereof to the benefits provided therein and in the Deposit Agreement.
(m)    The holders of outstanding shares of capital stock of the Company are not entitled to preemptive or other rights to subscribe for the Depositary Shares or the underlying Preferred Shares; and, except as set forth in or contemplated in the Disclosure Package and the Final Prospectus, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, shares of capital stock of or ownership interests in the Company are outstanding.
(n)    Subsequent to the respective dates as of which information contained in the Registration Statement, the Base Prospectus or any Preliminary Prospectus is given, except as disclosed in the Disclosure Package, there has not been any material adverse change in the results of operations, financial condition or business of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business.
(o)    Each of the Company and its Principal Subsidiaries has been duly incorporated or otherwise constituted and is validly existing as a corporation or other legal entity in good standing under the laws of the jurisdiction in which it is chartered or organized with full corporate power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Disclosure Package, the Preliminary Prospectus and the Final Prospectus; and each of the Company and its Principal Subsidiaries is duly qualified to do business as a foreign corporation or other entity and is in good standing under the laws of each jurisdiction that, in the opinion of counsel for the Company, requires such qualification, except where the failure to be so qualified would not, individually or in the aggregate, have a material adverse effect on the results of operations, financial condition or business of the Company and its subsidiaries, taken as a whole.
(p)    Neither the issuance or sale of the Depositary Shares, nor the execution, delivery and performance of this Agreement and the consummation of any other transactions contemplated herein will conflict with, or result in a breach or violation of, or result in the creation or imposition of any lien, charge or encumbrance upon any of the assets of the Company or any of its subsidiaries pursuant to (i) the charter or by-laws or other constitutive documents of the Company or any of its subsidiaries, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company or any of its subsidiaries is a party or bound or to which its or their property is subject, or (iii) to the best knowledge of the Company, any statute, law, rule, regulation, judgment, order or decree applicable to the Company, any of its subsidiaries or any of their respective properties of any court, regulatory body, administrative agency, governmental agency, arbitrator or other authority having jurisdiction over the Company or any of its subsidiaries or any of its or their properties, except, in the case of (ii) or (iii), where such conflict, breach or imposition of any lien, charge or encumbrance would not, individually or in the aggregate, have a material adverse effect on the results of operations, financial condition or business of the Company and its subsidiaries, taken as a whole.

(q)    To the best knowledge of the Company, no material action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries or its or their property is pending or threatened that (i) could reasonably be expected to have a material adverse effect on the performance of this Agreement or the consummation of any of the transactions contemplated hereby or (ii) could reasonably be expected to have a material adverse effect on the results of operations, financial condition or business of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package.
(r)    Neither the Company nor any of its Principal Subsidiaries is in violation or default of (i) any provision of its charter or by-laws or other constitutive documents, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or such Principal Subsidiary or any of its properties, as applicable, except, in the case of (ii) or (iii), where such violation or default would not, individually or in the aggregate, have a material adverse effect on the results of operations, financial condition or business of the Company and its subsidiaries, taken as a whole.
(s)    No consent, approval, authorization, filing with or order of any court or governmental agency or body is required in connection with the transactions contemplated herein, except such as have been obtained under the Act and such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Depositary Shares by the Underwriters in the manner contemplated herein.
(t)    Except as may be permitted under Regulation M of the Exchange Act, the Company has not taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, any stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Depositary Shares.
(u)    The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(v)    There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications.
(w)    The Company is not and, after giving effect to the offering and sale of the Depositary Shares and the application of the proceeds thereof, will not be an “investment company”, as such term is defined in the Investment Company Act.
(x)    The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that material information relating to the Company and its subsidiaries is made known to the Company’s management, including the principal executive officer and principal financial officer as appropriate; and such disclosure controls and procedures are effective.
(y)    None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee or other person acting on behalf of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by the Company or its subsidiaries of the Foreign Corrupt Practices Act of 1977 (the “FCPA”) or the Bribery Act 2010 of the United Kingdom, including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Company and, to the knowledge of the Company, its subsidiaries have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith. No part of the proceeds of the offering will be used, directly or indirectly, in violation of the FCPA or the Bribery Act 2010 of the United Kingdom.
(z)    The operations of the Company are and have been conducted at all times in compliance in all material respects with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, applicable money laundering statutes and the rules and regulations thereunder and any applicable related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any governmental entity involving the Company with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened, except, where such action, suit or proceeding would not, individually or in the aggregate, have a material adverse effect on the results of operations, financial condition or business of the Company and its subsidiaries, taken as a whole.
(aa)    None of the Company, any of its subsidiaries, or, to the knowledge of the Company, any director, officer, agent or employee of the Company or any of its subsidiaries is, and none of the Company or any of its U.S. subsidiaries is 50% or more owned in the aggregate by, an individual or entity (“Person”) currently the subject or target of any sanctions administered or enforced by the United States government, including, without limitation, the U.S. Department of the Treasury’s Office of Foreign Assets Control, the United Nations Security Council, the European Union, or His Majesty’s Treasury (collectively, “Sanctions”), nor is the Company located, organized or resident in a country or territory that is the subject of comprehensive Sanctions generally prohibiting dealings with such country or territory (including, without limitation, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic and the Crimea regions of Ukraine, Cuba, Iran, North Korea and non-Ukrainian government controlled areas of Kherson and Zaporizhzhia (each, a “Sanctioned Country”)); and the Company will not directly or indirectly lend, contribute or otherwise make available the proceeds of the sale of the Depositary Shares to any subsidiary, joint venture partner or other Person, for the purpose of financing the activities of any Person, that, at the time of such funding, is the subject of Sanctions.
Any certificate signed by any officer of the Company and delivered to the Underwriters or Counsel for the Underwriters in connection with the offering of the Depositary Shares shall be deemed a representation and warranty by the Company, as to matters covered thereby, to each Underwriter.
2.    Purchase and Sale. Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company, at the purchase price set forth in Schedule I hereto, the number of Depositary Shares set forth opposite such Underwriter’s name in Schedule II hereto.
3.    Delivery and Payment. Delivery of and payment for the Depositary Shares shall be made on the date and at the time specified in Schedule I hereto or at such time on such later date not more than three Business Days after the foregoing date as the Representatives shall designate, which date and time may be postponed by agreement between the Representatives and the Company or as provided in Section 9 hereof (such date and time of delivery and payment for the Depositary Shares being herein called the “Closing Date”). Delivery of the Depositary Shares shall be made by the Company to the Representatives for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of the Company by wire transfer payable in same-day funds to an account specified by the Company. Delivery of the Depositary Shares shall be made through the facilities of The Depository Trust Company unless the Representatives shall otherwise instruct.

4.    Offering by Underwriters. It is understood that the several Underwriters propose to offer the Depositary Shares for sale to the public as set forth in the Final Prospectus.
5.    Agreements. The Company agrees with the several Underwriters that:
(a)    Prior to the termination of the offering of the Depositary Shares, the Company will not file any amendment of the Registration Statement or supplement unless the Company has furnished you with a copy for your review prior to filing and will not file any such proposed amendment or supplement to which you reasonably object. The Company will cause the Final Prospectus, properly completed, and any supplement thereto to be filed in a form approved by the Representatives with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed. The Company will promptly advise the Representatives (1) when the Final Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b), (2) when, prior to termination of the offering of the Depositary Shares, any amendment to the Registration Statement shall have been filed and become effective, (3) prior to the termination of the offering, of any request by the Commission or its staff for any amendment of the Registration Statement, or for any supplement to the Final Prospectus or for any additional information, (4) prior to the termination of the offering, of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any notice that would prevent its use or the institution or threatening of any proceeding for that purpose and (5) prior to the termination of the offering, of the receipt by the Company of any notification with respect to the suspension of the qualification of the Depositary Shares for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Company will promptly use its best efforts to prevent the issuance of any such stop order or the occurrence of any such suspension or prevention and, upon such issuance, occurrence or prevention, to obtain as soon as possible the withdrawal of such stop order or relief from such occurrence or prevention, including, if necessary, by filing an amendment to the Registration Statement or a new registration statement and using its best efforts to have such amendment or new registration statement declared effective as soon as practicable.
(b)    To prepare a final term sheet, containing solely a description of the Depositary Shares, in a form approved by the Representatives and to file such term sheet pursuant to Rule 433(d) within the time required by such Rule.
(c)    Prior to the termination of the offering of the Depositary Shares, if there occurs an event or development as a result of which the Disclosure Package or any Issuer Free Writing Prospectus would include an untrue statement of a material fact or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will notify promptly the Representatives so that any use of the Disclosure Package or any Issuer Free Writing Prospectus may cease until it is amended or supplemented, and will amend or supplement, at the expense of the Company, the Disclosure Package or any such Issuer Free Writing Prospectus, as the case may be, to correct any such misstatements or omissions and supply any amendment or supplement to you in such quantities as you may reasonably request.
(d)    If, at any time when a prospectus relating to the Depositary Shares is required to be delivered under the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), any event occurs as a result of which the Final Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, or if it shall be necessary to amend the Registration Statement, file a new registration statement or supplement the Final Prospectus to comply with the Act or the Exchange Act or the respective rules thereunder, including in connection with use or delivery of the Final Prospectus, the Company promptly will (1) notify the Representatives of such event, (2) prepare and file with the Commission, subject to the second sentence of paragraph (a) of this Section 5, an amendment or supplement or new registration statement that will correct such statement or omission or effect such compliance, (3) use its best efforts to have any amendment to the Registration Statement or new registration statement declared effective as soon as practicable in order to avoid any disruption in use of the Final Prospectus and (4) supply any supplemented Final Prospectus to you in such quantities as you may reasonably request.
(e)    As soon as practicable, the Company will make generally available to its security holders and to the Representatives an earnings statement or statements of the Company and its subsidiaries (which need not be audited) covering a 12-month period beginning after the date on which the Final Prospectus is filed pursuant to Rule 424 under the Act that will satisfy the provisions of Section 11(a) of the Act and Rule 158.
(f)    The Company will furnish to the Underwriters copies of the Registration Statement (including exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), as many copies of the Preliminary Prospectus, the Final Prospectus and each Issuer Free Writing Prospectus and any supplement thereto as the Underwriters may reasonably request.
(g)    The Company will arrange, if necessary, for the qualification of the Depositary Shares for sale under the laws of such jurisdictions as the Representatives may reasonably designate, will maintain such qualifications in effect so long as required for the distribution of the Depositary Shares and will pay any fee of the Financial Industry Regulatory Authority, Inc. (“FINRA”), in connection with its review of the offering; provided, however, that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Depositary Shares, in any jurisdiction where it is not now so subject.
(h)    The Company, whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated, will pay all expenses incident to the performance of its obligations hereunder, including, without limiting the generality of the foregoing, all costs, taxes and expenses incident to the issue and delivery of the Depositary Shares, all fees and expenses of the Company’s counsel and accountants, and all costs and expenses incident to the preparing, printing, filing and distributing of all documents relating to the offering, and will reimburse the Underwriters for any expenses and disbursements (including fees and disbursements of counsel) incurred by them in connection with the matters referred to in Section 5(g) hereof and the preparation of memoranda relating thereto, for any filing fee of FINRA relating to the Depositary Shares, for any filing fees as may be required under the blue sky laws relating to the Depositary Shares, and for any fees charged by investment rating agencies for rating the Depositary Shares. If the sale of Depositary Shares provided for in this Agreement is not consummated by reason of any failure, refusal or inability on the part of the Company to perform any agreement on its part to be performed, or because any other condition of the Underwriters’ obligations hereunder required to be fulfilled by the Company is not fulfilled, the Company will reimburse the Underwriters for all reasonable out-of-pocket disbursements (including fees and disbursements of counsel) incurred by the Underwriters in connection with the proposed purchase and sale of the Depositary Shares.
(i)    The Company agrees that, unless it obtains the prior written consent of the Representatives, and each Underwriter, severally and not jointly, agrees with the Company that, unless it has obtained or will obtain, as the case may be, the prior written consent of the Company, it has not made and will not make any offer relating to the Depositary Shares that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405) required to be filed by the Company with the Commission or retained by the Company under Rule 433, other than a free writing prospectus containing the information contained in the final term sheet prepared and filed pursuant to Section 5(b) hereof; provided, however, that the prior written consent of the parties hereto shall be deemed to have been given in respect of the Free Writing Prospectuses included in Schedule III hereto. Any such free writing prospectus consented to by the Representatives or the Company is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company agrees that (x) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (y) it has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.
(j)    The Company will not, without the prior written consent of the Representatives, offer, sell, contract to sell, pledge, or otherwise dispose of, or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any affiliate of the Company or any person in privity with the Company or any affiliate of the Company directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, any other Preferred Shares or Depositary Shares, or any securities convertible into, or exercisable, or exchangeable for, shares of Preferred Shares, Depositary Shares; or publicly announce an intention to effect any such transaction, until the Business Day set forth on Schedule I hereto.
(k)    The Company will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Depositary Shares.

6.    Conditions to the Obligations of the Underwriters. The obligations of the Underwriters to purchase the Depositary Shares shall be subject to the accuracy, in all material respects, of the representations and warranties on the part of the Company contained herein as of the Execution Time and the Closing Date; to the accuracy, in all material respects, of the statements of the Company made in any certificates pursuant to the provisions hereof; to the performance by the Company, in all material respects, of its obligations hereunder and to the following additional conditions:
(a)    The Final Prospectus, and any supplement thereto, shall have been filed in the manner and within the time period required by Rule 424(b); the final term sheet contemplated by Section 5(b) hereto, and any other material required to be filed by the Company pursuant to Rule 433(d) under the Act, shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; and no stop order suspending the effectiveness of the Registration Statement or any notice that would prevent its use shall have been issued and no proceedings for that purpose shall have been instituted or threatened.
(b)    Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof) and the Final Prospectus (exclusive of any supplement thereto), there shall not have been (i) any material change or decrease specified in the letter or letters referred to in paragraph (g) of this Section 6; (ii) any material change, or any development involving a prospective change, in or affecting the results of operations, financial condition or business of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any supplement thereto) or (iii) any decrease in the rating of any of the Company’s debt securities by any “nationally recognized statistical rating organization” (as defined for purposes of Section 3(a)(62) under the Exchange Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change the effect of which, in any case referred to in clause (i), (ii) or (iii) above, in the reasonable judgment of the Representatives, makes it impractical or inadvisable to proceed with the offering or delivery of the Depositary Shares as contemplated by the Registration Statement

(exclusive of any amendment thereof), the Disclosure Package and the Final Prospectus (exclusive of any supplement thereto).
(c)    The Company shall have requested and caused Cleary Gottlieb Steen & Hamilton LLP, counsel for the Company, to have furnished to the Representatives its opinion and letter, dated the Closing Date and addressed to the Representatives, in form and substance reasonably satisfactory to the Representatives.
(d)    The Representatives shall have received an opinion of counsel of the Company, dated the Closing Date, in form and substance reasonably satisfactory to the Representatives.
(e)    The Representatives shall have received from Sullivan & Cromwell LLP, counsel for the Underwriters, such opinion and letter, dated the Closing Date and addressed to the Representatives, with respect to the issuance and sale of the Depositary Shares, the Registration Statement, the Disclosure Package, the Final Prospectus (together with any supplement thereto) and other related matters as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.
(f)    The Company shall have furnished to the Representatives a certificate of the Company, signed by the Chairman of the Board of Directors, the Chief Executive Officer, any Vice Chairman, any President, any Executive Vice President, the Treasurer, or any Assistant Treasurer, dated the Closing Date, to the effect that the signer of such certificate has carefully examined the Registration Statement, the Final Prospectus, the Disclosure Package and any supplements or amendments thereto and this Agreement and that:
(i)    the representations and warranties of the Company in this Agreement are true and correct in all material respects on and as of the Closing Date with the same effect as if made on the Closing Date and the Company has complied in all material respects with all the agreements and satisfied, in all material respects, all the conditions on its part to be performed or satisfied at or prior to the Closing Date;
(ii)    no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use has been issued and no proceedings for that purpose have been instituted or, to the Company’s knowledge, threatened; and
(iii)    since the date of the most recent financial statements included or incorporated by reference in the Final Prospectus (exclusive of any supplement thereto), there has been no material adverse effect on the results of operations, financial condition or business of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any supplement thereto).
(g)    The Company shall have requested and caused PricewaterhouseCoopers LLP to have furnished to the Representatives, at the Execution Time and at the Closing Date, letters (which may refer to letters previously delivered to the Representatives), dated respectively as of the Execution Time and as of the Closing Date, in form and substance reasonably satisfactory to the Representatives.
(h)    Prior to the Closing Date, the Company shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request.
If any of the conditions specified in this Section 6 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the Representatives. Notice of such cancellation shall be given to the Company in writing or by telephone or facsimile confirmed in writing.
The documents required to be delivered by this Section 6 shall be delivered at the office of Sullivan & Cromwell LLP, counsel for the Underwriters, 125 Broad Street, New York, New York 10004, on the Closing Date.
7.    Reimbursement of Underwriters’ Expenses. If the sale of the Depositary Shares provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 10 hereof or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Company will reimburse the Underwriters severally through the Representatives for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Depositary Shares.
8.    Indemnification and Contribution.
(a)    The Company agrees to indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of each Underwriter and each person who controls any Underwriter within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement for the registration of the Depositary Shares as originally filed or in any amendment thereof, or in the Base Prospectus, the Preliminary Prospectus, the Final Prospectus, any Issuer Free Writing Prospectus, any issuer information filed or required to be filed pursuant to Rule 433(d) or the information contained in the final term sheet required to be prepared and filed pursuant to Section 5(b) hereto, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion therein.
(b)    Each Underwriter severally and not jointly agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement, and each person who controls the Company within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Company by or on behalf of such Underwriter through the Representatives specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability that any Underwriter may otherwise have. The Company acknowledges that the statements set forth (i) on the front cover and back cover presenting the names of the underwriters; (ii) the table under the heading “Underwriting” listing the Underwriters and their respective participation in the sale of the Depositary Shares; (iii) in the first, second and third sentences of the third paragraph under the heading “Underwriting” regarding initial sale of the Depositary Shares at the initial public offering price, selling concessions and the changing of the offering price and other selling terms; (iv) in the fifth paragraph under the heading “Underwriting” (including the bullet points set forth therein) related to short sales, stabilization and syndicate covering transactions in any Preliminary Prospectus and the Final Prospectus; and (v) the sixth and seventh sentences of the ninth paragraph under the heading “Underwriting” concerning certain investing and hedging activities of the Underwriters constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in any Preliminary Prospectus, the Final Prospectus or any Issuer Free Writing Prospectus. Each Underwriter hereby, severally and not jointly, agrees with the Company that it will comply in all material respects with the selling restrictions set forth in the Base Prospectus, the Preliminary Prospectus and the Final Prospectus under the caption “Plan of Distribution,” “Underwriting” or any similar captions, as applicable. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

(c)    Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party.
(d)    In the event that the indemnity provided in paragraph (a), (b) or (c) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company and the Underwriters severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively “Losses”) to which the Company and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and by the Underwriters on the other from the offering of the Depositary Shares; provided, however, that in no case shall any Underwriter (except as may be provided in any agreement among underwriters relating to the offering of the Depositary Shares) be responsible for any amount in excess of the underwriting discount or commission applicable to the Depositary Shares purchased by such Underwriter hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and the Underwriters severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and of the Underwriters on the other in connection with the statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by it, and benefits received by the Underwriters shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the Final Prospectus. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company on the one hand or the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation that does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls an Underwriter within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls the Company within the meaning of either the Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (d). No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party.
(e)    The obligations of the Company under this Section 8 shall be in addition to any liability that the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act or the Exchange Act; and the obligations of the Underwriters under this Section 8 shall be in addition to any liability that the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each director of the Company (including any person who, with his consent, is named in the Registration Statement as about to become a director of the Company), to each officer of the Company who has signed the Registration Statement and to each person, if any, who controls the Company within the meaning of the Act or the Exchange Act.
9.    Default by an Underwriter. If any one or more Underwriters shall fail to purchase and pay for any of the Depositary Shares agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions that the number of Depositary Shares set forth opposite their names in Schedule II hereto bears to the aggregate number of Depositary Shares set forth opposite the names of all the remaining Underwriters) the Depositary Shares that the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate number of Depositary Shares that the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate number of Depositary Shares set forth in Schedule II hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Depositary Shares, and if arrangements satisfactory to you and the Company for the purchase of such Depositary Shares by other persons are not made within 36 hours after such failure, this Agreement will terminate without liability to any non-defaulting Underwriter or the Company. In the event of a default by any Underwriter as set forth in this Section 9, the Closing Date shall be postponed for such period, not exceeding five Business Days, as the Representatives shall determine in order that the required changes in the Registration Statement and the Final Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company and any non-defaulting Underwriter for damages occasioned by its default hereunder.
10.    Termination. This Agreement shall be subject to termination by the Representatives, by notice given to the Company prior to delivery of and payment for the Depositary Shares, if at any time prior to such time (i) trading in the Company’s common stock shall have been suspended by the Commission or the New York Stock Exchange or trading in securities generally shall have been suspended or materially limited or minimum prices shall have been established on such Exchange, (ii) a banking moratorium shall have been declared either by federal or New York State authorities or a material disruption in securities settlement or clearance services in the United States or (iii) there shall have occurred any outbreak of major hostilities in which the United States is involved, declaration by the United States of a national emergency or war, or other substantial national or international calamity or crisis the effect of which on financial markets is such as to make it, in the reasonable judgment of the Representatives, impractical or inadvisable to proceed with the offering or delivery of the Depositary Shares as contemplated by the Final Prospectus (exclusive of any amendment or supplement thereto). Any such termination shall be without liability of any party to any other party except that the provisions of Section 5(h) and Section 8 shall at all times be effective. If you elect to terminate this Agreement as provided in this Section 10, the Company shall be notified promptly by you by telephone or facsimile, confirmed by letter.
11.    Representations and Indemnities to Survive. The respective agreements, warranties, indemnities and other statements of the Company or its officers, and of the Underwriters, set forth in or made pursuant to this Agreement will remain in full force and effect regardless of any investigation made by or on behalf of any Underwriter or any controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Depositary Shares.
12.    Notices. All notices or communications hereunder shall be in writing and if sent to the Representatives will be mailed, delivered or telefaxed to Barclays Capital Inc., at 745 Seventh Avenue, New York, New York 10019, Attention: Syndicate Registration or if sent to the Company, will be mailed, delivered or telefaxed to fax no.: (212) 640 2000 and confirmed to it at American Express Company, 200 Vesey Street, New York, New York 10285, Attention of the Treasurer. Any party to this Agreement may change such address for notices by sending to the parties to this Agreement written notice of a new address for such purpose.
13.    Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, agents and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder.
14.    No Fiduciary Duty. The Company hereby acknowledges that (a) the purchase and sale of the Depositary Shares pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the Underwriters and any affiliate through which it may be acting, on the other, (b) the Underwriters are acting as principal and not as an agent or fiduciary of the Company and (c) the Company’s engagement of the Underwriters in connection with the offering and the process leading up to the offering is as independent contractors and not in any other capacity. Furthermore, the Company agrees that it is solely responsible for making its own judgments in connection with the offering (irrespective of whether any of the Underwriters has advised or is currently advising the Company on related or other matters). The Company agrees that it will not claim that the Underwriters have rendered advisory services of any nature or respect, or owe an agency, fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.
15.    Integration. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Underwriters, or any of them, with respect to the subject matter hereof.
16.    Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.
17.    Counterparts. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement. Delivery of this Agreement by one party to the other may be made by facsimile, electronic mail (including any electronic signature complying with the New York Electronic Signatures and Records Act (N.Y. State Tech. §§ 301-309), as amended from time to time, or other applicable law) or other transmission method, and the parties hereto agree that any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.
18.    Headings. The Section headings used herein are for convenience only and shall not affect the construction hereof.
19.    Definitions. The terms that follow, when used in this Agreement, shall have the meanings indicated.
“Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.
“Applicable Time” shall mean 4:15 p.m., New York City time, on the date hereof.
“Base Prospectus” shall mean the prospectus referred to in paragraph 1(a) above contained in the Registration Statement at the Effective Date.
“Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.
“Commission” shall mean the Securities and Exchange Commission.
“Disclosure Package” shall mean (i) the Base Prospectus, (ii) the Preliminary Prospectus used most recently prior to the Execution Time, (iii) the Issuer Free Writing Prospectus identified in Schedule III hereto and (iv) any other Free Writing Prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package.
“Effective Date” shall mean each date and time that the Registration Statement and any post-effective amendment or amendments thereto became or becomes effective.
“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.
“Execution Time” shall mean the date and time that this Agreement is executed and delivered by the parties hereto.
“Final Prospectus” shall mean the prospectus supplement relating to the Depositary Shares that was first filed pursuant to Rule 424(b) after the Execution Time, together with the Base Prospectus.

“Free Writing Prospectus” shall mean a free writing prospectus, as defined in Rule 405.
“Ineligible Issuer” shall mean an ineligible issuer, as defined in Rule 405.
“Investment Company Act” shall mean the Investment Company Act of 1940, as amended.
“Issuer Free Writing Prospectus” shall mean an issuer free writing prospectus, as defined in Rule 433.
“Preliminary Prospectus” shall mean any preliminary prospectus supplement to the Base Prospectus referred to in paragraph 1(a) above which is used prior to the filing of the Final Prospectus, together with the Base Prospectus.
“Principal Subsidiaries” shall mean American Express Travel Related Services Company, Inc. and American Express National Bank.
“Registration Statement” shall mean the registration statement referred to in paragraph 1(a) above, including exhibits and financial statements and any prospectus supplement relating to the Depositary Shares that is filed with the Commission pursuant to Rule 424(b) and deemed part of such registration statement pursuant to Rule 430B, as amended on each Effective Date and, in the event any post-effective amendment thereto becomes effective prior to the Closing Date, shall also mean such registration statement as so amended.
“Rule 158,” “Rule 163,” “Rule 164,” “Rule 172,” “Rule 405,” “Rule 415,” “Rule 424,” “Rule 430B” and “Rule 433” refer to such rules under the Act.
“Well-Known Seasoned Issuer” shall mean a well-known seasoned issuer, as defined in Rule 405.
20.    Recognition of the U.S. Special Resolution Regimes.
(a)    In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Underwriting Agreement, and any interest and obligation in or under this Underwriting Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Underwriting Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States. In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Underwriting Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Underwriting Agreement were governed by the laws of the United States or a state of the United States.
(b)    As used in this Section 20:
(i)    “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).
(ii)    “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b), (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b), or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).
(iii)    “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.
(iv)    “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

[Signature Pages Follow]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company and the several Underwriters.
Very truly yours,

AMERICAN EXPRESS COMPANY

By:	/s/ Kerri Bernstein
	Name:	Kerri Bernstein
	Title:	Treasurer

The foregoing Agreement is
hereby confirmed and accepted
as of the date specified in
Schedule I hereto.

BARCLAYS CAPITAL INC.

By:	/s/ Thomas McIntosh
	Name:	Thomas McIntosh
	Title:	Managing Director

BOFA SECURITIES, INC.

By:	/s/ Zara Kwan
	Name:	Zara Kwan
	Title:	Managing Director

CITIGROUP GLOBAL MARKETS INC.

By:	/s/ Adam D. Bordner
	Name:	Adam D. Bordner
	Title:	Managing Director

DEUTSCHE BANK SECURITIES INC.

By:	/s/ Josh Warren
	Name:	Josh Warren
	Title:	Managing Director

By:	/s/ Mac Reddick
	Name:	Mac Reddick
	Title:	Director

MIZUHO SECURITIES USA LLC

By:	/s/ Robert Fahrbach
	Name:	Robert Fahrbach
	Title:	Managing Director

RBC CAPITAL MARKETS, LLC

By:	/s/ Jay Anderson
	Name:	Jay Anderson
	Title:	Managing Director

WELLS FARGO SECURITIES, LLC

By:	/s/ Carolyn Hurley
	Name:	Carolyn Hurley
	Title:	Managing Director, Transaction Management

On behalf of each of the Underwriters
named in Schedule II to the
foregoing Agreement.

SCHEDULE I
Underwriting Agreement dated August 5, 2026
Registration Statement No. 333-276975
Representatives: Barclays Capital Inc., BofA Securities, Inc., Citigroup Global Markets Inc., Deutsche Bank Securities, Inc., Mizuho Securities USA LLC, RBC Capital Markets, LLC and Wells Fargo Securities, LLC
Title, Purchase Price and Description of Depositary Shares:
Title: Depositary Shares, each representing a 1/1,000th interest in a share of 6.450% Fixed Rate Reset Noncumulative Preferred Shares, Series E
Number of Depositary Shares to be sold by the Company: 1,600,000
Price per Share to Public: $1,000
Price per Share to the Underwriters – total: $990
Closing Date, Time and Location: August 12, 2026, at 10:00 a.m. at Sullivan & Cromwell LLP, 125 Broad Street, New York, NY 10004
Type of Offering: Non-Delayed
Date referred to in Section 5(j) after which the Company may offer or sell securities issued by the Company without the consent of the Representatives: August 12, 2026

SCHEDULE II

Underwriters	Number of Depositary Shares to be Purchased
Barclays Capital Inc.	182,858
BofA Securities, Inc.	182,857
Citigroup Global Markets Inc.	182,857
Deutsche Bank Securities Inc.	182,857
Mizuho Securities USA LLC	182,857
RBC Capital Markets, LLC	182,857
Wells Fargo Securities, LLC	182,857
BNP Paribas Securities Corp.	50,667
Lloyds Securities Inc.	50,667
Scotia Capital (USA) Inc.	50,667
SG Americas Securities, LLC	50,666
SMBC Nikko Securities America, Inc.	50,666
TD Securities (USA) LLC	50,667
Mischler Financial Group, Inc.	4,000
R. Seelaus & Co., LLC	4,000
Samuel A. Ramirez & Company, Inc.	4,000
Siebert Williams Shank & Co., LLC	4,000
Total	1,600,000

SCHEDULE III
Schedule of Free Writing Prospectuses included in the Disclosure Package
1.    Issuer Free Writing Prospectus relating to the terms of the Preferred Shares and the Depositary Shares, filed with the Commission on August 5, 2026.